EXHIBIT 32

CERTIFICATION OF
THE TRUSTEE*
OF THE SAN JUAN BASIN ROYALTY TRUST
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee Ann Anderson, Vice President and Senior Trust Officer of Compass Bank, on behalf of Compass Bank, the Trustee of the San Juan Basin Royalty Trust (the “Trust”), not in its individual capacity but solely as Trustee of the Trust, hereby certify that:

1. The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (as explained in Note 1 to the Trust’s financial statements contained in the Report, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 47, released September 16, 1982, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

COMPASS BANK, AS TRUSTEE OF THE
SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Lee Ann Anderson
Name:     Lee Ann Anderson

Title:	Vice President and Senior Trust Officer

Date: November 5, 2010

      * The Trust has no executive officers.